SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LUMISYS INC.

                    MJG ASSOCIATES, INC.
                                12/26/00           30,000-            4.0500
                    GABELLI INTERNATIONAL LTD
                                12/26/00          116,300-            4.0500
                    GAMCO INVESTORS, INC.
                                12/26/00           51,000-            4.0500
                    GABELLI MULTIMEDIA PARTNERS, L.P.
                                12/26/00           30,000-            4.0500
                    GABELLI ASSOCIATES LIMITED
                                12/26/00          149,000-            4.0500
                    GABELLI ASSOCIATES FUND
                                12/26/00          163,150-            4.0500


          (1) ALL TRANSACTIONS WERE IN CONNECTION WITH THE MERGER DESCRIBED IN
              ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D

          (2) PRICE EXCLUDES COMMISSION.